Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Angelica Corporation (hereinafter referred to as the “Company”) hereby constitutes and appoints Stephen M. O’Hara, Steven L. Frey and James W. Shaffer and each of them acting singly, the true and lawful agents and attorneys, or agent and attorney, with full powers of substitution, resubstitution and revocation, for and in the name, place and stead of the undersigned to do any and all things and to execute any and all instruments which said agents and attorneys, or any of them, may deem necessary or advisable to enable the Company to comply with the Securities Exchange Act of 1934, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the Annual Report on Form 10-K of the Company for the fiscal year ended January 28, 2006, including specifically, but without limiting the generality of the foregoing, full power and authority to sign the name of the undersigned in the capacities indicated below to the said Annual Report on Form 10-K to be filed with the Securities and Exchange Commission, and to any and all amendments to said Annual Report on Form 10-K, and the undersigned hereby grants to said attorneys and agents, and to each of them singly, full power and authority to do and perform on behalf of the undersigned every act and thing whatsoever necessary or appropriate to be done in the premises as fully as the undersigned could do in person, hereby ratifying and confirming all that said attorneys and agents, or any of them, or the substitutes or substitute of them or any of them, shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has subscribed these presents this 4th day of April, 2006.

/s/ Stephen M. O’Hara	/s/ James W. Shaffer
__________________________________	______________________________
Stephen M. O’Hara	James W. Shaffer
Chairman and Chief Executive Officer	Vice President & Chief
Director	Financial Officer
(Principal Executive Officer)	(Principal Financial Officer)
(Principal Accounting Officer)

/s/ Susan S. Elliott	/s/ Don W. Hubble
__________________________________	_____________________________
Susan S. Elliott	Don W. Hubble
(Director)	(Director)

/s/ Ronald J. Kruszewski	/s/ Charles W. Mueller
__________________________________	_____________________________
Ronald J. Kruszewski	Charles W. Mueller
(Director)	(Director)

/s/ William A. Peck	/s/ Ronald N. Riner
__________________________________	_____________________________
William A. Peck	Ronald N. Riner
(Director)	(Director)

/s/ Kelvin R. Westbrook
__________________________
Kelvin R. Westbrook
(Director)